TRIGEN LOGO

                     TRIGEN ENERGY CORPORATION
            One Water Street, White Plains, New York 10601

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                To Be Held on May 19, 1999

To the Shareholders of Trigen Energy Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trigen Energy Corporation, a Delaware corporation (the "Company"), will be held at 2600 Christian Street, Philadelphia, Pennsylvania 19146 on Wednesday,
May 19, 1999 at 9:30 a.m.   for  the  following purposes:

           1. To elect to the board one Class A director for a term of two years and four Class B directors for a term of three years each, or until their respective successors are elected and shall qualify.

          2. To ratify the selection of the independent certified public accountants for the Company's fiscal year ending December 31, 1999.

          3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

           All of the above matters are more fully described in the accompanying Proxy Statement.

     Shareholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of such shareholders will be available for inspection by any shareholder, for any purpose germane to the meeting, for a period of 10 days prior to the meeting at One Water Street, White Plains, New York 10601.

     Regardless of whether you attend the meeting, please complete the enclosed form of proxy, date and sign it exactly as your name appears on the proxy card and return it promptly in the postpaid envelope furnished for that purpose to ensure the voting of your shares if you do not attend the meeting. If you desire to revoke your proxy for any reason, you may do so at any time prior to the voting.

     Shareholders  are  urged  to send in their  proxies  as  soon  as
possible.   Prompt  response is helpful and your cooperation  will  be appreciated.

                                   By order of the Board of Directors,

White Plains, New York             /s/   Thomas R. Casten
March 31, 1999                     President and Chief Executive Officer

                                   IMPORTANT

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING.   IN THE EVENT YOU
ARE PRESENT AT THE MEETING AND WISH TO DO SO,  YOU  MAY
WITHDRAW YOUR PROXY AND VOTE IN PERSON.

TRIGEN LOGO
                    TRIGEN ENERGY CORPORATION One Water Street
                     White Plains, New York 10601
                                PROXY STATEMENT
                For the Annual Meeting of Shareholders
                       to be held on May 19, 1999

       This  proxy  statement  is  furnished  in  connection  with   the
solicitation by the Board of Directors of Trigen Energy Corporation, a Delaware corporation (the "Company" or "Trigen"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "common stock"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice, and at any adjournment or postponement of the
Meeting.   The  Notice  of  the Meeting, this proxy statement, and the enclosed form of proxy card are being mailed to shareholders on or about March 31, 1999.

     The Board of Directors has fixed March 22, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on such date, there were issued and outstanding 12,321,295 shares of common stock, which constitute the only outstanding capital stock of the Company entitled to vote at the Meeting.
Each outstanding share of the common stock is entitled to one vote per proposal.

     Shares represented by properly executed proxies received prior to or at the Meeting will be voted in accordance with the choices
specified  thereon.   As to any matter for which no  choice  has  been
specified in a duly executed proxy, the shares represented thereby will be voted in favor of (i) of proposal to elect the five nominees specified herein as directors of the Company, and (ii) the proposal to ratify the selection of the independent certified public accountants. Execution of a proxy will not prevent a shareholder from attending the Meeting and voting in person. Any shareholder giving a proxy may revoke it at any time before it is voted by giving to the Secretary of the Company written notice bearing a later date than the proxy, by submission of a later dated proxy, or by voting in person at the Meeting (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written
notice revoking a proxy should   be  sent  to Eugene E.  Murphy, Secretary,
 Trigen  Energy Corporation, One Water Street, White Plains, New York 10601.

                MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                             AGENDA ITEM NO. ONE:
                          ELECTION OF FIVE DIRECTORS

       The Board of Directors currently has nine members. The Board is divided into three classes denoted as Class A, Class B and Class C, serving staggered three-year terms with one class of the Board of Directors elected each year.  One Class A director and four  Class  B directors  are
proposed to be elected at the Meeting.   The  Board  of Directors'  nominees
for the directorships  are  listed  below.   The nominees,  except  for  Mr.
Degos, are currently directors of the Company. Mr. Buffet, a Class A director being proposed to be elected at the Meeting, was elected by the Board at a directors meeting since the last shareholders meeting to fill a vacancy on the Board, and is now being proposed for election by the shareholders to complete his term as a Class A director which will expire at the annual meeting of the shareholders in 2001. The other Class A director, who was elected by shareholders at the last shareholders meeting is Mr. Kessel, whose term will also expire at the annual meeting of shareholders in 2001. The Class B directors proposed to be elected at the meeting are Messrs. Keane, Casten, Brongniart and Degos. Their terms will expire in 2002. The Class C directors are Messrs. Bayless, Bleitrach, and Mangin d'Ouince. The terms of the Class C directors will expire at the annual meeting of the shareholders of the Company in 2000.

Class A:
-------
                                        Position with
Nominee                       Age      the Company
-------                       ---      -------------
Patrick Buffet                45       Director

Class B:
--------
                                        Position with
Nominee                       Age      the Company
-------                       ---      -------------
George F. Keane               69       Director and Chairman
                                          of the Board
Thomas R. Casten              56       Director, President and
                                          Chief Executive Officer
Philippe Brongniart           60       Director
Olivier Degos                 37       Director

     Management recommends that the shareholders vote FOR the election to the Board of Directors of Messrs. Buffet, Keane, Casten, Brongniart and Degos.

     The following pages set forth information regarding the nominees for election as well as information about the directors whose terms of office do not expire this year. The nominees have consented to being named as nominees for director and agreed to serve if elected.

     Under applicable Delaware law, directors shall be elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The enclosed proxy, unless authority to vote is withheld, will be voted for the election of the nominees named above. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from their customers, the beneficial owners of the shares. Thus, brokers that do not receive instructions are entitled to vote on the election of the foregoing nominees for director.

       In the event one or more of the nominees become unavailable for election, votes will be cast pursuant to the authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors. The Board does not expect that any nominee will be unavailable for election.

Nominees for Director:

Class A: serving until the annual election of directors in 2001 or until his successor is elected and qualified.

     Patrick Buffet, 45, was elected a Director of Trigen on September 9, 1998. Since 1998, he has been Executive Vice President of Suez Lyonnaise des Eaux ("Suez Lyonnaise"). From 1994 to 1998 he was Director of Industrial Holdings and Strategy of Societe Generale de Belgique, a subsidiary of Suez Lyonnaise.

Class B: serving until the annual election of directors in 2002 or until his successor is elected and qualified.

     George F. Keane, 69, has served as a Director and non-executive Chairman of the Board since 1994. He is the Chairman of the Audit Committee and a member of the Nominating Committee. From 1993 through 1996, he served as President Emeritus and Senior Investment Adviser to The Common Fund, a company that he helped organize and that manages the investment of over $17 billion in endowment funds and operating cash for more than 1,300 member colleges, universities and independent schools. Mr. Keane served as Chief Executive Officer of The Common Fund from 1971 to 1993. Since 1996, Mr. Keane has been self-employed. He serves on the boards of Universal Stainless & Alloy Products, Global Pharmaceutical, United Water Resources, The Bramwell
Funds, Nicholas-Applegate Investment Trust and Northern Trust of Connecticut.

     Thomas R. Casten, 56, has been President, Chief Executive Officer and a Director of Trigen since 1986. He is also a member of the Executive Committee. From 1980 to 1986 he was President and Chief Executive Officer of Cogeneration Development Corporation ("CDC"). From 1969 to 1980 he held various positions at Cummins Engine Company, a diesel engine manufacturer, the last being Vice President and General Manager of Cummins Cogeneration
Company, a division of Cummins Engine  Company,  from 1977  to  1980.   He  was
President  of   the International District Energy Association for the 1993-1994
term  and in 1989 he was selected "Man of the Year" by that association.

     Philippe Brongniart, 60, has been a Director of Trigen since 1997. Since 1997 he has been Directeur General of Suez Lyonnaise. From 1993 to
1997 he was General Manager of Societe Lyonnaise des Eaux ("Lyonnaise").   He
was Chairman and Chief Executive Officer of Sita since 1988 and Chief Operating Officer of Sita from 1986 to 1988.

     Olivier Degos, 37, since 1995, has been Chief Financial Officer of ELYO, a subsidiary of Suez Lyonnaise engaged in energy management. From 1994 to 1995, was Deputy Chief Financial Officer of Sita, a waste services company and subsidiary of Suez Lyonnaise.
     Other Class B Director: who will be ending his tenure as director at the
Meeting:
     Patrick  Desnos,  47, has been a Director of Trigen  since  1992. Since
December 1998, he has been Managing Director of Sogeparc.   From 1995 to 1998
he was Deputy Managing Director of Elyo and Chairman  of INES
S.A., a French subsidiary of Elyo. From 1992 to 1995 he was Directeur General of Compagnie Parisienne de Chauffage Urban ("CPCU"). From 1987 to 1995 he was a Managing Director of INES S.A.
Directors Continuing in Office:

      Other Class A Director: who was elected at the last shareholders meeting and will serve until the annual election of directors in 2001 or until his successor is elected and qualified:

      Richard E. Kessel, 49, has served as a Director of Trigen  since 1994.
He is also a member of the Executive Committee. He has been Executive Vice President and Chief Operating Officer of Trigen since 1993 when the Company acquired United Thermal Corporation ("UTC"). From 1991 to 1993 he was Managing Director and Chief Executive Officer of UTC. From 1987 to 1991 he was Chief Operating Officer of Sithe Energies USA, Inc., an independent power producer. From 1971 to 1987 he held various positions at Ebasco Services Incorporated, an international engineering and construction company, the last being Vice President - Business/Project Development.

Class C: serving until the annual election of directors in 2000 or until his successor is elected and qualified.

     Charles E. Bayless, 55, has served as a Director of Trigen  since 1994.
He is a member of the Compensation Committee, the Nominating Committee and the Audit Committee. Since 1998 he has been President and Chief Executive
Officer  of Illinova  Power  Company.   He  was Chairman of  Tucson  Electric
Power Company ("Tucson Electric"), an electric utility corporation, from 1992 to 1998. From 1990 to 1998 he was President and Chief Executive Officer
of Tucson  Electric.   He became Chairman, President and Chief Executive
Officer  of  UniSource Energy  on January  1, 1998.  UniSource Energy is
Tucson Electric's holding company. From 1989 to 1990 he was Senior Vice President and Chief Financial Officer of Tucson Electric. From 1981 to 1989 he was Senior Vice President and Chief Financial Officer of Public Service Company of New Hampshire, an electric utility corporation.

     Michel Bleitrach, 53, has been a Director of Trigen since 1995. He is Chairman of the Compensation Committee. Mr. Bleitrach has been the Chairman of Elyo since 1995 and has been the Chief Executive Officer of Elyo since 1993. From 1990 to 1993 he was Chief Executive Officer of PRIAM.

     Dominique  Mangin  d'Ouince, 49, has been a  Director  of  Trigen since
1995.  He is a member of the Executive Committee.   Mr.  Mangin d'Ouince has
been an Executive Vice President and Managing Director of Elyo since 1995 and was a Managing Director in charge of Business Development of Lyonnaise from 1990 to 1997.

       Other Class C Director: ended his tenure as director by resigning effective September 9, 1998.

     Michel Cassou, 56, had been a Director of Trigen since 1993.   He was a
member of the Compensation Committee. Mr. Cassou has been Directeur General Adjoint of Suez Lyonnaise since 1997. From 1994 to 1997 he was Director General Adjoint of Lyonnaise. From 1990 to 1994 he was Vice President, Development of Lyonnaise. From 1988 to 1990 he was Directeur Financier of Lyonnaise.

Meetings and Committees of the Board of Directors

     The Board of Directors met five (5) times in 1998. During 1998, each director attended at least 75% of the total number of the Board meetings and meetings of all committees on which such director served, except for Mr. Brongniart who attended 40% of the Board meetings for which he was eligible. A quorum was present at Board and committee meetings and the presence of the individuals not in attendance was not required.

Directors who are regularly employed officers of the Company receive no fees for serving as directors of the Company. Each non-officer director receives $20,000 (the Chairman receives $30,000) per year plus $1,000 per day of meetings of the Board or Committee of the Board attended, and each may elect to receive such compensation in shares of common stock. Upon his election to the Board in 1998, Patrick Buffet received options to purchase 10,000 shares of common stock exercisable at $10.625 per share (the price per share on the date of the grant).Upon his election to the Board in 1997, Philippe Brongniart received options to purchase 10,000 shares of common stock exercisable at $25.00 per share (the price per share on the date of the grant). Upon their election to the Board in 1995, Messrs. Bleitrach and Mangin d'Ouince each received options to purchase 10,000 shares of common stock exercisable at $22.13 per share (the price per share on the date of the grant). During 1994, each individual who was then a Director received options to purchase 10,000 shares of common stock (20,000 for the Chairman) exercisable at $15.75 per share (the price per share on the date of the grant). In July 1996 the Chairman received additional options to purchase 10,000 shares of Common Stock exercisable at $18.75 per share. Each Director is reimbursed for the out-of-pocket costs of attending meetings.

       The Board of Directors has an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

     The Executive Committee oversees all activities of the Company between meetings of the Board of Directors and may exercise the power and authority of the full Board of Directors to the extent permitted by Delaware law and the Company's By-Laws. The Executive Committee consists of Messrs. Desnos (Chairman), Mangin d'Ouince, Casten and Kessel (two non-employee Directors
and two employee Directors).   Nonemployee members of the Executive Committee
receive $1,000 per meeting not held on the same day as a Board meeting. The Executive Committee met seven (7) times in 1998.

     The Compensation Committee reviews the salaries and bonuses of management and administers the Company's 1994 Stock Incentive Plan. The Compensation Committee has sole discretion to determine the number of option shares granted to employees of the Company. The Compensation Committee consists of four (4) Board members, currently Messrs. Bleitrach (Chairman), Bayless, Desnos and Mr. Keane, who serves as an ex officio member of the
Committee, none of whom  is  an employee  of  the  Company.   Members of  the
Compensation Committee receive $1,000 per meeting not held on the same day as a Board of Directors' meeting. The Compensation Committee met three
(3)  times during 1998.

       The Audit Committee consists of two (2) members, currently Messrs. Keane (Chairman) and Bayless, and is responsible for (i) recommending independent auditors, (ii) reviewing with the independent auditors
the  scope   and results  of   the   audit   engagement,
(iii)   monitoring  the  Company's  financial  policies  and   control
procedures  and  (iv)  reviewing  and  monitoring  the  provision   of non-
audit services by the Company's auditors. Members of the Audit Committee receive $1,000 per meeting not held on the same day as a Board of Directors' meeting. The Audit Committee met four (4) times during 1998.

       The Nominating Committee consists of three (3) members, currently Messrs. Desnos (Chairman), Keane and Bayless, none of whom is an employee
of  the  Company.   The Nominating  Committee  performs  two principal
functions: (i) to review possible candidates for membership on the Board of Directors and make recommendations to the Board concerning nominees to be elected by the shareholders (or by the Board to fill vacancies), and (ii) to make recommendations to the Board concerning membership and chairs of the
various board committees.  The Nominating  Committee   considers  nominees
recommended by security holders, subject to their submission by the required date. No submissions had been made for the Meeting by the required date, which was December 1, 1998. Members of the Nominating Committee receive $1,000 per meeting not held on the same day as a Board of Directors' meeting. The Nominating Committee met once during 1998.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       For the fiscal year ending December 31, 1999, the Audit Committee unanimously has recommended and the Board of Directors has selected Arthur Andersen LLP as the Company's independent certified public accountants. Ratification of the appointment will require the affirmative vote of a majority of the outstanding shares of common stock represented at the Meeting. If the appointment is not ratified, the Board of Directors will take the shareholders' concerns into consideration in determining whether or not to engage Arthur Andersen LLP for future years.

           A representative of Arthur Andersen LLP is expected to attend the Meeting and will be available to respond to appropriate shareholder questions. The representative will have an opportunity to make a statement at the Meeting, if he or she so desires.

           Management recommends that the shareholders vote FOR the ratification and selection of Arthur Andersen LLP.

                                 OTHER MATTERS

     Management does not intend to bring any other matters before the Meeting and has not been informed that any other matters are to be presented to the Meeting by others. If other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Company's common stock to file certain reports with respect to each such
person's beneficial ownership of the Company's common stock.        In
addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal year. The initial statement of beneficial ownership on Form 3 for the month of May, 1998 for Messrs. Stephen K. Swinson and Steven G. Smith were not filed on a timely basis. Both were newly elected
officers at that  time.   The statement  of changes in beneficial ownership on
Form 4 for the month of January, 1998 for Mr. Jonathan O'Herron was not filed on a timely basis. Mr. O'Herron's tenure as director ended in May, 1998.

                ADDITIONAL INFORMATION FOR SHAREHOLDERS
                              EXECUTIVE OFFICERS

Executive Officers

     The executive officers of the Company include Thomas R. Casten and Richard E. Kessel, who are also on the Board of Directors, and the following:

       Jean  M.  Malahieude,  60,  has been  Executive  Vice  President,
Engineering   since  1997,  and  also  heads  the  Company's   Project
Development Division. He was Vice President, Engineering of Trigen from 1987 to 1997. Since 1987 he has been Executive Vice President of Cofreth American Corporation ("CAC").

     Martin S. Stone, 63, has been Vice President and Chief Financial Officer of Trigen since July, 1998. From 1971 through 1997, he held various positions at Helmsley Enterprises, Inc., including Treasurer, the last being Vice President and Corporate Secretary.

     James F. Lowry, 60, has been Vice President of Mergers and Acquisitions since 1997. He was Vice President, Development of Trigen from
1995  to  1997.   From  1993 to  1995  he  was  a  principal  in International
Ventures Group, which provided consulting services to developing businesses in countries of the former USSR. From 1992 to 1993 he was President of Commercial Fuel Cell Business Unit of United Technologies, Inc., which developed, manufactured, marketed, installed and serviced small fuel-cell power plants throughout the world. From 1991 to 1992 he was Vice President of ABB, Inc., a major worldwide industrial and power engineering company providing steam generation, steam and gas turbines, locomotion and other engineering services to utilities and industrial customers.

     Eugene E. Murphy, 64, has been Vice President and General Counsel of Trigen since 1986. He has been Secretary of Trigen since 1988.
From 1986 to 1994 he was a Director of Trigen.

     Daniel J. Samela, 51, has been Controller of Trigen since 1995. From 1991 to 1995 he was Chief Financial Officer of the Dealer Division of Savin Corporation, a distributor of office machinery and equipment.

     Stephen T. Ward, 56, has been Treasurer of Trigen since 1995. From 1988 to 1995 he was Treasurer of TI Group Inc. TI Group plc is a London-based manufacturer of automotive and aerospace products. TI Group Inc. is their U.S. holding company.

     Michael  Weiser,  56,  has  been Vice President,  Development  of Trigen
since     1992.  From 1986 to 1994 he was a Director  of  Trigen. From
1986 to 1992 he was Treasurer of Trigen.

      Stephen K. Swinson, 41, has been Vice President since May 2, 1998. Since 1997 he has headed the Technology Division of the Company. From 1996 to 1997 he was President of the Western Region of the Company. From 1995 to 1997 he was President of Trigen-Colorado Energy Corporation, a subsidiary of the Company, and from 1993 to 1997 he was President of Trigen-Kansas City Energy Corporation, a subsidiary of the Company.

      Steven G. Smith, 57, has been Vice President since May 2, 1998. Since 1997 he has headed the Operations Division of the Company. Since 1990 he has been President of Trigen-Philadelphia Energy Corporation, a subsidiary of the Company.

                     REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Report On Executive Compensation

     All   decisions  on  compensation  of  the  Company's   executive
officers, including decisions about awards under certain of the Company's stock-based compensation plans, are made by the members of the Compensation Committee, each of whom is a non-employee director. This report addresses the Company's compensation policies for 1998 as they affected Messrs. Casten, Kessel, Murphy, Swinson and Smith, the chief executive officer and the four highest paid executive officers of the Company for 1998, (collectively, the "Named Executive
Officers").

Compensation Policies

       The Compensation Committee's executive compensation policies are designed to (a) provide competitive compensation opportunities when
financial   and  operational  performance  attains  pre-set  ambitious levels,
(b)   reward  executives  consistent  with   the    Company's
performance, (c) recognize individual performance and responsibility, (d) underscore the importance of shareholder value creation, and (e) assist the Company in attracting, retaining and inspiring qualified executives.

     The  overall  focus of the  compensation  policy  is  to
balance  the  near-term  goals  and  needs  of  management  and  other
employees   with  the long-term perspective to drive  performance  and results to provide a consistent commitment to the growth of the Company and enhance the creation of shareholder value.

     The principal elements of compensation employed by the Committee to meet these objectives are base salaries, annual cash incentives, business
development   incentives,   and   long   term   stock-based incentives.  By
design, the variable or "at-risk" components of compensation are proportionately greater for more senior executives, in recognition of their greater potential impact on the Company's results.

       All compensation decisions are determined following a detailed review of many factors that the Committee believes are relevant, including external competitive data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the reasonableness of compensation in relation to that of other employees.

     The competitiveness of the Company's total compensation program (incorporating base salaries, annual cash bonuses, and long term stockbased incentives) is assessed regularly with the assistance of an independent expert compensation consultant. Comparisons are made with executives in similarly sized firms with comparable responsibilities. Data for these comparisons is drawn from two primary sources: (1) a national compensation survey of similar publicly traded companies, and (2) the proxy statements of identified competitors, including all companies within a selected group of peer industry organizations (the "Compensation Peer Groups").

     One of the guiding principles is to pay at a level that allows the Company to compensate key executives competitively compared with similarly placed executives within the Compensation Peer Groups. This comparison is performed while considering the Company's performance in relation to the performance results of those companies. In general, the Committee intends to pay base salary levels at the median or average levels of competitive compensation for executives with comparable responsibilities in the Company's Compensation Peer Groups. In addition to base salary, the Company's total compensation program includes an annual cash incentive plan, a business
development  growth incentive   and  a  long-term  stockbased  incentive
program. The targeted total compensation levels for the Named Executive Officers are intended to be consistent with competitive levels (as measured by the total compensation levels of similar positions at the Compensation Peer
Groups)  when  the  Company attains  its  targeted   corporate performance
objectives. Actual payouts, if any, depend upon actual Company performance. Thus, the total compensation levels and individual compensation components received in any particular year could be demonstrably lesser or greater than the Compensation Peer Groups' average.


       The   Company  compensation  philosophy  for  senior   management
emphasizes pay at risk, highlights a long-term performance results perspective, provides executive commitment via stock ownership, and bolsters the creation of shareholder value.

     Base  Salary.   Base  salaries for all Named Executive  Officers,
including the Chief Executive Officer, are reviewed by the Committee on an annual basis. In determining appropriate base salaries, the Committee
considers   external  competitiveness,   the   roles   and responsibilities of
the individual, the reasonableness of compensation in relation to that of other employees, and the contributions of the individual.

     Annual Cash Incentives. The Company believes that the Incentive Compensation Plan should reward executives and other employees for their contributions to the success and profitability of the business, as well as the  achievement of their personal goals and  objectives which support  the
overall growth of the Company.   Incentives  paid under   the Incentive
Compensation Plan reflect the Committee's assessment of the degree to which the Company and business units met predetermined earnings per share and profitability objectives, and the executives and other participants achieved their individual goals and objectives that were agreed to between the Company and the executive.

All Named Executive Officers, including the Chief Executive Officer, are eligible to participate in this program.

     Long Term Stock-Based Incentives. The Company also believes that it is essential to link management and shareholder interests. To meet this objective, the Company implemented the 1994 Stock Incentive Plan ("Stock Plan"), which allows the Committee to grant stock options, restricted stock, performance shares, and stock appreciation rights to help attract, retain, and inspire executives and other employees by providing them with an opportunity to share in the Company's success. In determining actual awards, the Committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. All Named Executive Officers, including the Chief Executive Officer, are eligible to participate in this program. The Company implemented a long-term program in 1997 under the Stock Plan in which senior management, including all Named Executive Officers, were granted a combination of incentive stock options and restricted shares. A key component of this program is for management to meet share ownership goals in order to participate fully in this program.

     By encouraging employees to obtain a stake in the Company's ongoing success, the Company believes this will focus employees' attention on managing the Company as a shareholder with an equity position. The Company intends to continue granting stock options on a periodic basis to its employees, executives, and directors.

     The Committee has reviewed Internal Revenue Code Section 162(m) and has determined that, at present, its limitations are not applicable to the Company. Annually, the Committee will continue to consider the implications of this statute.

       The Committee's policy regarding the compensation of other executive officers of the firm is consistent with the approach outlined here.

1998 Compensation

       As in prior years, the Company engaged the services of an outside, independent compensation consulting firm to conduct and verify to the Committee its findings concerning the compensation levels and practices of the Compensation Peer Groups and its recommendations for
compensation actions  for  the  Named  Executive Officers.   As  outlined  in
the Compensation Policies Section, the Committee is thoroughly committed to the Company's variable pay concept. Under this philosophy, the Company is driven to leverage its compensation dollars and reward above high performance levels when the Company's shareholder value added levels warrant.

       Base  salaries  paid  in  1998 to the Named  Executive  Officers,
including  the  CEO,  reflect  the  Committee's  review  of   external
competitiveness, the roles, responsibilities and contributions of the individuals and the reasonableness of compensation in relation to that of other employees.

     Incentive Compensation Plan incentives to be paid to all Named Executive Officers for 1998 were determined in conjunction with the Committee's assessment of the Company's performance with respect to
predetermined   earnings  per  share  and  profitability   objectives. Overall,
the Company's performance as measured by earnings per  share was slightly below the target levels established in 1998 for the Incentive Compensation Plan. Accordingly, the CEO and the other Named Executive Officer received an incentive proportionately reduced from their individual target levels for 1998. In addition to the Corporate earnings per share target, the business units in 1998 also were measured by a Pre-tax Income performance
criteria.   Some  business units  did  achieve their goals and the remaining business units were below their assigned threshold levels. Overall, the incentive levels are less than the approved target levels for those Named Executive Officers who did receive an incentive.

     The Company launched a long-term stock-based compensation program in 1997. The program's primary objective is to focus management on increasing shareholder value. The program has three components: a) stock ownership goals, b) a restricted share award, and c) an incentive stock option grant. The restricted shares, which have a life cycle of eight years, will remain restricted until the Company announces accumulated basic Earnings per Share over four consecutive fiscal quarters of $2.08. This earnings target represents a doubling of the Company's 1996 Earnings per Share figure. In addition to the earnings target, the shares are also restricted from vesting unless the participant achieves his/her prescribed stock ownership levels. Each participant, including the Named Executive Officers, have been provided with a stock ownership target. The stock ownership targets are stated as a percentage of the participant's restricted share award and the percentages are progressive based on the increase in role and responsibility.

     During 1998, the Board reviewed the stock option program and approved an option exchange program covering outstanding stock options which were granted under the 1997 long-term stock-based compensation program with stock exercise prices greater than $14.00 per share. This exchange program provided that all eligible management had the right to exchange existing otions with strike prices greater than $14.00 for new options with a strike price of $14.00.
                            Compensation Committee
                         George F. Keane (ex officio)
                      Michel Bleitrach (Chairman)
                      Charles E. Bayless Patrick Desnos

Compensation   Committee  Interlocks  and  Inside   Participation   in
Compensation Decisions

     There are no Compensation Committee interlocks. Mr. Bleitrach, a Director of Trigen, is the Chairman and Chief Executive Officer of Elyo. Mr.
Bayless,  a  Director of Trigen, is Chairman  of  Illinova Power.   Mr.
Desnos, a Director of Trigen, was, until December 1998, Deputy Managing Director of Elyo.

                       Relationships with the Elyo Group

     License Agreement. Elyo and the Company have entered into an Intercompany Services and License Agreement (the "License Agreement"). Under the License Agreement, Elyo will continue to provide to the Company on a
non-exclusive basis technical assistance and  technical knowledge.   The
Company will have the right to use such technical knowledge to construct, operate and maintain community energy systems within North America as well as the right to use patents and licenses of Elyo and its subsidiaries in connection with the generation and distribution of electricity, chilled water and waste incineration. Elyo has also agreed that it may make available to the Company, upon request, new support letters or other similar credit support, at mutually agreed rates. Pursuant to the License Agreement the Company will have the first right to develop any corporate opportunities relating to the application of the licensed technologies in North America
that  are presented to Elyo or its subsidiaries.   Elyo  also
agreed that neither it nor its subsidiaries will engage in activities that may cause the Company to become or be regulated as a publicutility holding company or a subsidiary of a public-utility holding company under federal,
state or local  laws  or  regulations.   The initial  term is  for three years
with automatic two year renewals, unless terminated sooner as a result of a default or bankruptcy or related event or a change of control with respect
to  Trigen.   The Company  reimbursed  Elyo Group and/or paid third party providers on behalf of Elyo $318,786 for salary, bonus, and expenses paid to Jean Malahieude, an Executive Officer of Trigen, and an additional $178,448 for benefits of Mr. Malahieude and other professionals in 1998.

      Subordinated Debt. On December 30, 1998 CAC loaned the Company $50 million at 7.38% in subordinated debt pursuant to an agreement which requires repayment on December 31, 2010.

     Stockholders' Agreement. In August 1994, Messrs. Casten, Kessel, Weiser and Murphy and a former officer of the Company (collectively, the "Management Stockholders"), CAC and CPCU (collectively, the "Elyo Stockholder Group") and the Company entered into a stockholders' agreement (the "Stockholders' Agreement") which regulates certain aspects of their relationship with
each other.   The  Stockholders' Agreement  provides  a right of first offer upon a private sale (as defined therein) and piggyback registration rights to the Elyo Stockholder Group and the Management Stockholders.
In addition, commencing in August, 1996, CAC and CPCU jointly have the right to demand, not more than once in any 12-month period during the term of the Stockholders' Agreement, that the Company file a registration statement with the Securities and Exchange Commission to permit the sale of common stock owned by them. No such demand has yet been made.

       The Stockholders' Agreement will terminate on the earliest to occur of (i) August 12, 1999, (ii) the liquidation, dissolution, bankruptcy or insolvency of the Company, (iii) the liquidation, dissolution, bankruptcy or insolvency of CAC, CPCU, Elyo, Lyonnaise or any successor thereof or (iv) the date the voting stock held by the Elyo Stockholder Group constitutes less than 10% of the voting rights of all outstanding voting stock of the Company.

                        COMPENSATION AND OPTION TABLES

       The   following   table   presents  before-tax   information   on
compensation earned, paid, awarded or accrued as of the end of  fiscal years

1998,  1997  and  1996  for services  by  the  Named  Executive Officers,

including options granted.

                        SUMMARY COMPENSATION TABLE

                            Annual Compensation
                            ------------------
                                                          Other
Name and                                                  Annual
Principal                                        (1)      Compensa
Position            Year            Salary($)   Bonus($)  tion($)(2)
--------              ----          ---------   --------  ----------
Thomas R. Casten    1998            401,700     170,000   24,070
President & Chief   1997            390,000         -0-   24,650
Executive Officer   1996            375,000     125,500   23,296

Richard E. Kessel   1998            342,790     146,000   21,574
Executive Vice Pres 1997            332,800         -0-   22,058
Chief Operating     1996            320,000      85,750   20,800
Officer

Steven G. Smith     1998            220,000     101,850   14,874
Vice President      1997            187,575      23,162   14,558
                    1996            167,400     203,700   14,100

Stephen K. Swinson  1998            180,000      54,400   14,874
Vice President      1997            171,450        -0-     5,100
                    1996            162,150      10,000   15,386
Eugene E. Murphy    1998            176,750      50,000   19,034
Vice President and  1997            171,600       -0-     19,439
General Counsel     1996            165,000      33,150   18,278
</TABLE


                      SUMMARY COMPENSATION TABLE
                                                 Long Term Compensation
                                                 ---------------------
                                                        Awards
                                                 --------------------Securities
                                           Payouts
                                           ------------    ---------
                          Re-          Underlying              All
Name and                  stricted     Options/      LTIP     Other
Principal                 Stock        SARs          Pay      Compen-
Position            Year  Awards($)    Granted(#)   outs($)  sation($)
--------            ----  ---------    --------      ------------------
Thomas R. Casten    1998   745,313     30,000                 10,992
President & Chief   1997     -0-       30,000                 11,825
Executive Officer   1996     -0-          -0-                  19,830

Richard E. Kessel   1998   536,625     19,000                  8,905
Executive Vice Pres 1997     -0-       19,000                  8,920
Chief Operating     1996      -0-        -0-                   15,009
Officer

Steven G. Smith     1998   357,750     12,500                  8,933
Vice President      1997     -0-       12,500                  7,616
                    1996     -0-         -0-                  11,194

Stephen K. Swinson  1998   318,000      9,000                  5,702
Vice President      1997     -0-        9,000                  5,204
                    1996     -0-         -0-                   5,946

Eugene E. Murphy    1998   258,375      9,000                  8,359
Vice President and  1997     -0-        9,000                  8,223
General Counsel     1996     -0-         -0-                  11,294

-----------------------
(1) Amounts shown in this column are bonuses earned in the year shown, rather than bonuses paid in the year shown, except that, the following amounts included in the Bonus column were paid in 1998 for prior years' work: Mr. Kessel - $21,000 for 1997, Mr. Smith - $40,250 for 1996, Mr.
     Swinson - $22,000 for 1997, and Mr. Murphy - $7,500 for 1997.


(2) For each of the individuals listed, in 1998 the portion of Other Annual Compensation which is auto allowance for each respective individual is as follows: Mr. Casten - $23,296, Mr. Kessel - $20,800, Mr. Swinson - $14,100, Mr. Murphy - $18,278, and Mr. Smith - $14,100. In 1997, the
     portion of Other Annual Compensation which is auto allowance for each respective individual is as follows: Mr. Casten $24,192, Mr. Kessel - $21,600, Mr. Swinson - $14,688, Mr. Murphy $18,981, and Mr. Smith -
     $14,100. In 1996 the total amount of Other Annual Compensation is auto allowance.

(3)  The  number  and value of the aggregate restricted  stockholdings for  the Named Executive Officers as of December 31, 1998 are  as follows:
     Mr.  Casten  - 37,500 shares, $428,906;  Mr.  Kessel  27,000 shares, $308,813; Mr. Smith - 18,000 shares, $205,875; Mr. Swinson  16,000 shares, $183,000; Mr. Murphy - 13,000  shares, $148,688.

(4)  Options granted in 1998 merely replaced options granted in 1997.

(5) Amount shown is the total of the Company's matching contribution to the 401(k) Plan, profit sharing contribution, and term life insurance premiums.

(6) Martin S. Stone, Vice President and Chief Financial Officer of the Company, would be included among the Named Executive Officers if his compensation were annualized. However, based on actual compensation, due to the fact he did not begin this employment with the Company until July, 1998, Mr. Stone is not listed among the Named Executive Officers.

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                    (1)            Percent
                    Number of      of Total
                    Securities     Options/            Exercise
                    Underlying     SARS Granted        Base
                    Options/SARS   to Employees        Price
Name                Granted (#)    In Fiscal Year     ($/Sh)
----------------    -------------- -------------------------------

Thomas R. Casten     30,000        9%                  14.00
Richard E. Kessel    19,000        5%                  14.00
Steven G. Smith      12,500        4%                  14.00
Stephen K. Swinson    9,000        3%                  14.00
Eugene E. Murphy      9,000        3%                  14.00


                 OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                   (2)
                                             Potential Realizable
                                            Value at Assumed Annual
                                              Rate of Stock Price
                         Expira-                 Appreciation
                         tion                  for Option Term
Name                     Date                5%($)     10%($)
----------------    -------------- ---------------------------------

Thomas R. Casten         Sept. 25, 2008    264,136     669,372
Richard E. Kessel        Sept. 25, 2008    167,286     423,935
Steven G. Smith          Sept. 25, 2008    110,056     278,905
Stephen K. Swinson       Sept. 25, 2008     79,241     200,812
Eugene E. Murphy         Sept. 25, 2008     79,241     200,812


____________________________________
(1) Options granted in 1998 merely replaced options granted in 1997. (2) Required by the Commission for reporting purposes; does not represent the Company's predictions for stock price appreciation.


                      FISCAL YEAR-END OPTIONS/SAR VALUES

                    Underlying               Value of Unexercised
                    Unexercised              In-the-Money
                    Options/SARs at          Options/SARs at
                    Fiscal Year-End(#)       Fiscal Year End($)
                    Exercisable/             Exercisable/
Name                Unexercisable            Unexercisable
                    ------------------       -------------

Thomas R. Casten     46,920/33,180           191,788/171,218
Richard E. Kessel    27,640/20,360           113,297/105,901
Steven G. Smith      14,020/12,880            58,641/ 66,946
Stephen K. Swinson    9,560/ 9,140            40,279/ 48,207
Eugene E. Murphy      8,700/ 9,900            57,579/ 51,156

No Named Executive Officer has exercised options in 1998.

                     10-Year Option/SAR Repricings
                                                                 Length
                                                                 Of Orig Number
                          Market   Exer-     inal Op-
                          Of Sec-  Price     cise                tion
                          urities  of Stock  Price               Term
                          Underly- at Time   at                  Remain-
                          Ing Op-  of Re-    Time                ing at
                          tions/   pricing   of                  Date of
                          SARs Re- or        Repric-   New       Repricing
                          pricing or Amend-  or Amend- Exercise  or
Name               Date   Amended   ment     ment      Price     Amendment
                            (#)     ($)        ($)      ($)         (1)
-------------------------------------------  -------   -----     ---------
Thomas R. Casten   9/25/98 30,000  $12.00    $21.00    $14.00    9 yrs
President and
Chief Executive
Officer

Richard E. Kessel  9/25/98 19,000   12.00     21.00     14.00    9 yrs
Executive Vice
President & Chief
Operating Officer

Steven G. Smith    9/25/98 12,500   12.00     21.00     14.00    9 yrs
Vice President

Stephen K. Swinson 9/25/98  9,000   12.00     21.00     14.00    9 yrs
Vice President

Eugene E. Murphy   9/25/98  9,000   12.00     21.00     14.00    9 yrs
Vice President and
General Counsel


(1)  Expiration date of original options was August 12, 2007. Therefore, nine
     (9) years is approximate.

                         Stock Performance Information

     The following graph assumes the investment on August 12, 1994 of $100 in each of the four investment alternatives. For the Standard & Poor's Mid-Cap 400 Index and the Peer Groups, the initial investment was assumed to be allocated among the respective companies based on their market capitalizations at the start of the period. The graphs assume dividends were reinvested when received. The Peer Groups are composed of
companies in the independent power producer sector,  and includes   the Company
(which represented 4.0% of the market capitalization of the Old Peer Group at the start of the period). The other companies in the "Old Peer Group" are AES Corporation, CalEnergy Company, Inc., Calpine Corp., Destec Energy, Inc., Kenetech Corp., Magma Power Company and
Sithe Energies USA, Inc., during the periods that each company has been publicly traded. The "New Peer Group" includes these same companies plus Cogeneration Corp. of America.

                    Total Return to Shareholder's
                      (Dividends reinvested monthly)

                    ANNUAL RETURN PERCENTAGE
                    Years Ending

Company  Name/Index        Dec94      Dec95    Dec96     Dec97   Dec98
------------------         -----      -----    -----     -----   -----
TRIGEN  ENERGY  CORP       25.05      0.07     48.36     -30.23     -
42.01
S&P MIDCAP 400 INDEX       -0.60     30.94     19.20      32.25  19.11
OLD PEER GROUP             12.23     -1.85     66.54      47.90   6.61
NEW PEER GROUP             12.23     -1.85     66.54      48.22   5.86

                    INDEXED RETURNS
               Base Years Ending
               Period
Company Name/Index  11-Aug-94 Dec94   Dec95    Dec96     Dec9      Dec98
------------------  --------- -----   -----    -----     ----      -----
TRIGEN ENERGY CORP       100  125.05   125.14  185.66    129.54    75.12
S&P MIDCAP 400 INDEX     100   99.40   130.16  155.15    205.19   244.39
OLD PEER GROUP           100  112.23   110.16  183.46    271.33   289.26
NEW PEER GROUP           100  112.23   110.15  183.45    271.90   287.83

Old Peer Group Companies           New Peer Group Companies
------------------------           ------------------------
AES CORP                           AES CORP
CALENERGY INC (Name change from    CALENERGY INC. (Name change from
   California Energy Company)              California Energy Company)
CALPINE CORP                       CALPINE CORP
DESTEC ENERGY INC (Acquired 8/97   COGENERATION CORP OF AMERICA
   By NGC Corp)                    DESTEC ENERGY INC (Acquired 8/97
KENETECH CORP                         by NGC Corp)
MAGMA POWER CO (Acquired 3/95 by   KENETECH CORP
   Calenergy)                      MAGMA POWER CO (Acquired 3/95 by
SITHE ENERGIES INC (Became            Calenergy)
    Private 6/96)                   SITHE ENERGIES INC (Became  TRIGEN
ENERGY CORP                           private 6/96)
                                   TRIGEN ENERGY CORP

Employment Agreements

     The   Company   has  entered  into  employment  agreements   (the
"Employment Agreements") with Thomas R. Casten, Richard E. Kessel  and Eugene
E.  Murphy,  (the "Named Executive Officers").   Each  of  the Employment
Agreements was initially for a period of three years commencing as of August 12, 1994 and is renewable for additional annual extensions unless
terminated  by  either  party.   The  base salaries under the Employment
Agreements are subject to review by the Compensation Committee. The Employment Agreements also provide for the payment of incentive compensation. An Employment Agreement for a particular Executive Officer contains other specified benefits only if those benefits have been approved by a member of the Board of Directors who has been authorized to review and
approve   such provisions.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the ownership of the Company's common stock as of March 22, 1999, of each person known by the Company to own beneficially more than 5% of the common stock outstanding as of such date. Except as otherwise indicated, all shares are owned directly. Unless otherwise noted, each of the stockholders has sole voting and investment power with respect to the shares shown.
                                           Shares Beneficially Owned
                                           -------------------------
Name and Address of Beneficial Owner       Number           Percent
------------------------------------       ------           -------

Suez Lyonnaise des Eaux               6,507,944(1)              52.8
1, rue d'Astorg
Paris, France 75008

Elyo                                  6,507,944(1)              52.8
235, avenue Georges Clemenceau
Nanterre, France 92000

Cofreth American Corporation ("CAC")  4,870,670(1)              39.5
c/o John M. Malahieude
One Water Street
White Plains, New York 10601

Compagnie Parisienne de
   Chauffage Urbain ("CPCU")          1,637,274(1)              13.3
185 Rue de Bercy
75012 Paris, France

Thomas R. Casten                      1,141,377(2)               9.3
One Water Street
White Plains, New York 10601

Dimensional Fund Advisors Inc.          858,600(3)               7.0

-----------------------

(1) Suez Lyonnaise owns 100% of Elyo, which directly owns 80.5% of the outstanding voting stock of CAC, and may be deemed to own beneficially 90.7% of the outstanding voting stock of CAC due to its ownership of stock in certain other entities which are themselves owners of outstanding voting stock of CAC. CPCU is a direct subsidiary of Elyo. All shares directly held by CAC or CPCU are indirectly held by Elyo and Suez Lyonnaise.

(2) Includes 43,950 shares held by his wife and children, 322,832 shares held by the Casten Family Limited Partnership, and 78,471 shares owned by an S-corporation in which he shares beneficial ownership with two other officers of the Company.

(3) Based upon information filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission in a report on Schedule 13G dated February 11, 1999. Dimensional Fund Advisors Inc. is a registered investment advisor to managed portfolios. As such, it may be deemed to be the beneficial owner of the shares of stock set forth above.

       The following table sets forth information furnished by the following persons and, where possible, confirmed from records of the Company, as to the number of shares of the Company's common stock beneficially owned by the directors, the Named Executive Officers of the Company and all directors and executive officers as a group as of March 22, 1999.

                                                          Amounts in
                                                          Col. 2 include the
                                                          following shares
                                                          subject
                             Amount and Nature            to acquisition
                              of Beneficial      Percent  through currently
Name of Beneficial Owner      Ownership(1)       of Class exercisable
options
---------------------     -----------------  --------     ----------------
Thomas R. Casten             1,141,377(2)(6)     9.1      46,920
George F. Keane                 57,275(3)        (4)      30,000
Richard E. Kessel               70,392           (4)      27,640
Charles E. Bayless              19,949(5)        (4)      10,000
Patrick Desnos                  12,627(5)        (4)      10,000
Michel Bleitrach                13,456(5)        (4)      10,000
Dominique Mangin d'Ouince       13,740(5)        (4)      10,000
Philippe Brongniart             12,032(5)        (4)      10,000
Patrick Buffet                  10,830(5)        (4)      10,000
Eugene E. Murphy               252,193(6)        2.1       8,700
Steven G. Smith                 38,803           (4)      14,020
Stephen K. Swinson              27,186           (4)       9,560
All directors and executive
  Officers   as a group
  (19 persons)               1,979,061(2)       16.1     243,440
----------------------

(1)  Includes   shares   subject  to  acquisition  through   currently
     exercisable stock options.  See column 4 for amounts.
(2)  See Note 2 to the preceding table.

(3) Includes 15,000 shares held by the Keane Family Trust of which George Keane is the trustee, and 275 shares held by his wife.

(4)  Less than 1% of the outstanding shares.

(5)  Includes shares acquired through the 1994 Director Stock Plan.

(6) Includes 78,471 shares owned by an S-corporation in which he is a director.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                        Relationships with the Elyo Group

     See information presented under Compensation Committee Interlocks and Inside Participation in Compensation Decisions above.
Trenton Partnership

     Trigen-Trenton Company, L.P., a limited partnership ("Trigen Trenton"), which was formed in 1982, four (4) years before the formation of the Company, owns and operates the community energy system in Trenton, New Jersey. Trenton Energy Corporation, a wholly owned subsidiary of Trigen ("TEC"), is the managing general partner of Trigen-Trenton and owns
a 72.25% partnership  interest  in  Trigen Trenton.   Mr.  Casten,  who  is the
chief executive officer and a director of Trigen, Mr. Weiser, who is an officer of Trigen, and Jeanne N. Murphy, whose husband is an officer of Trigen, are general partners in Trigen-Trenton owning approximately 1.04%,
0.46%,  and 0.12%,  respectively, of the partnership interests.   CDC  is  also
a general  partner  of Trigen-Trenton and owns 2.08% of the  partnership
interests.   Messrs. Casten, Weiser and Murphy own approximately  56%, 25% and
19%, respectively, of the shares of common stock of CDC. The remaining general and limited partnership interests in Trigen-Trenton are owned by persons not
affiliated with the Company.   The  Company itself  owns directly a  7.48%
limited partnership interest in  Trigen-Trenton.

                        CERTAIN PROCEDURAL INFORMATION

       The Company will pay the cost of the Meeting and the costs of solicitation of proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, telegram or personal interview.
Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners for shares held of record by them and will be reimbursed for their expenses by the Company.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders, including nominees for director (who have consented to serve), must be received by the Secretary of the Company on or prior to December 2, 1999 to be eligible for inclusion in the 2000 Proxy Statement and form of Proxy.

      Under the Company's bylaws, a shareholder may include a proposal or bring a matter at an annual meeting by giving timely notice to our Corporate Secretary. To be timely, that notice must be received by us not less than 60 days nor more than 90 days prior to the annual meeting. If, however, less than 60 days notice of the meeting date is given to shareholders or if the date of the meeting is disclosed prior to a shareholder giving notice of such proposal, notice must be received by us not later than the close of business or the tenth day following the date notice of the annual meeting was mailed or disclosed.

       A shareholder's notice to the Secretary of the Company shall set forth  as to each matter the shareholder proposes to bring before  the meeting
(a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material
interest of the shareholder in  such business.   Notwithstanding anything in
the Company's bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions contained herein, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

       A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1998, IS BEING MAILED TO ALL SHAREHOLDERS WITH THIS PROXY STATEMENT. SUCH ANNUAL REPORT IS NOT PART OF THE PROXY MATERIAL. AN ADDITIONAL COPY OF SUCH ANNUAL REPORT IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, TRIGEN ENERGY CORPORATION, ONE WATER STREET, WHITE PLAINS, NEW YORK 10601.

                             By order of the Board of Directors, TRIGEN ENERGY CORPORATION



                               Thomas R. Casten
                             President and Chief Executive Officer
Dated: March 31, 1999